Exhibit 32.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Kenneth A. Swanstrom, Chairman and Chief Executive Officer of Penn Engineering & Manufacturing Corp. (the "Company"), hereby certifies that, to the best of my knowledge:

         1. The Company's Form 10-Q Quarterly Report for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 10, 2005

                            /s/ Kenneth A. Swanstrom
                            --------------------------------------------------
                            Kenneth A. Swanstrom
                            Chairman of the Board  and Chief Executive Officer